Exhibit 99.1

ADM Reports Third Quarter Earnings of $0.34 per Share,
$0.45 per Share on an Adjusted Basis
•Net earnings of $192 million
•Adjusted segment operating profit down 17 percent on difficult operating environment

CHICAGO, October 31, 2017—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended September 30, 2017.

“Our third quarter results were below our expectations, as the operating environment in our Ag Services and Oilseeds businesses was more challenging than anticipated,” said ADM Chairman and CEO Juan Luciano. “Through the quarter, we took several actions to be even more competitive in the future, including: restructuring our global workforce; reconfiguring the Peoria ethanol complex; working to complete several operational start-ups; driving additional asset monetizations; and further reducing costs through our Project Readiness initiative.

“As we move through the fourth quarter, we are starting to transition from a period of costs and investments in acquisitions, new innovation centers and new facilities, to a period of lower capital spending and increasing benefits from these investments.”

Third Quarter 2017 Highlights

	2017	2016
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.34	$0.58
Adjusted earnings per share[1]	$0.45	$0.59

Segment operating profit	$485	$645
Adjusted segment operating profit[1]	$541	$650
Agricultural Services	87	195
Corn Processing	253	214
Oilseeds Processing	119	145
WFSI	61	73
Other	21	23

•
EPS as reported of $0.34 includes a $0.12 per share charge related to asset impairments and restructuring activities; a $0.02 per share net gain on the sale of assets and businesses; and a $0.01 per share loss on debt extinguishment. Adjusted EPS, which excludes these items, was $0.45.[1]

•	Trailing four-quarter-average adjusted ROIC was 6.4 percent,[1] 40 basis points above annual WACC of 6.0 percent.

•	During the first nine months of 2017, the company returned $1.2 billion to shareholders through dividends and share repurchases.

1 Non-GAAP financial measures; see pages 4, 9 and 10 for explanations and reconciliations, including after-tax amounts.

Results of Operations
Ag Services results were down compared with a strong prior-year period.

In Merchandising and Handling, results decreased in both North America Grain and Global Trade, largely due to the lack of competitiveness of U.S. corn and soybeans in global markets.

Transportation results decreased from the prior-year period, due to low U.S. exports of grain and a slower start to the North American harvest.

Milling and Other earnings were down due to decreased volumes, mainly in the U.S, while product margins remained steady.

Corn Processing was up year-over-year, delivering another strong quarter. North America Sweeteners and Starches experienced good margins. Bioproducts results increased, with better ethanol margins over the prior-year period.

Oilseeds Processing results were down compared to the third quarter of last year. Crushing and Origination results were impacted by compressed global crush margins and weak South America origination margins.

Refining, Packaging, Biodiesel and Other experienced lower earnings versus the third quarter of 2016, due primarily to weaker biodiesel results caused by lower margins and negative mark-to-market impacts.

Asia was up over the prior-year period on Wilmar results that were lower than anticipated, but still higher than last year’s.

WFSI results were down versus the prior-year quarter. WILD Flavors delivered double-digit operating profit growth with strong sales in Asia and EMEA. Specialty Ingredients was down for the quarter, due in part to higher costs caused by operational start-ups in certain businesses.

Other Items of Note
As additional information to help clarify underlying business performance, the tables on page 9 include reported EPS as well as adjusted EPS, and adjusted EPS excluding timing effects.

Segment operating profit of $485 million for the quarter includes charges of $63 million ($0.07 per share) related to asset impairment and restructuring charges, primarily related to the Peoria ethanol complex reconfiguration, and a net gain of $12 million ($0.02 per share) on the sale of assets and businesses.

In Corporate results, Minority Interest and Other charges include restructuring charges of $44 million ($0.05 per share) related to the reduction of certain positions within the company’s global workforce and a debt extinguishment charge of $11 million ($0.01 per share).

The 13 percent effective tax rate reflects a decrease from our forecasted annual tax rate range of 27 to 29 percent, due primarily to the effect of certain favorable discrete items, including return to provision and a favorable outcome of a prior-year tax position related to an acquisition, partially offset by changes in the forecasted geographic mix of pre-tax earnings. These discrete items are included in both reported and adjusted earnings per share.

Conference Call Information
ADM will host a webcast on October 31, 2017, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 32,000 employees serving customers in more than 160 countries. With a global value chain that includes approximately 500 crop procurement locations, 250 ingredient manufacturing facilities, 38 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Colin McBean                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended September 30			Nine months ended September 30
(In millions)	2017	2016	Change	2017	2016	Change

Segment Operating Profit	$485	$645	$(160)	$1,803	$1,898	$(95)
Less specified items:
(Gains) losses on sales of assets and businesses	(12)	4	(16)	(20)	(114)	94
Impairment, restructuring, and settlement charges	63	4	59	98	16	82
Hedge timing effects	5	(3)	8	(4)	(4)	—
Adjusted Segment Operating Profit	$541	$650	$(109)	$1,877	$1,796	$81

Agricultural Services	$87	$195	$(108)	$284	$328	$(44)
Merchandising and handling	20	92	(72)	79	102	(23)
Milling and other	53	60	(7)	156	164	(8)
Transportation	14	43	(29)	49	62	(13)

Corn Processing	$253	$214	$39	$648	$506	$142
Sweeteners and starches	202	176	26	561	499	62
Bioproducts	51	38	13	87	7	80

Oilseeds Processing	$119	$145	$(26)	$639	$641	$(2)
Crushing and origination	39	76	(37)	197	331	(134)
Refining, packaging, biodiesel, and other	66	119	(53)	208	251	(43)
Asia	14	(50)	64	234	59	175

Wild Flavors & Specialty Ingredients (WFSI)	$61	$73	$(12)	$228	$237	$(9)
WFSI	61	73	(12)	228	237	(9)

Other	$21	$23	$(2)	$78	$84	$(6)
Financial	21	23	(2)	78	84	(6)

Segment Operating Profit	$485	$645	$(160)	$1,803	$1,898	$(95)

Corporate Results	$(260)	$(165)	$(95)	$(737)	$(705)	$(32)
LIFO credit (charge)	—	85	(85)	4	(17)	21
Interest expense - net	(72)	(74)	2	(232)	(205)	(27)
Unallocated corporate costs	(109)	(106)	(3)	(376)	(325)	(51)
Minority interest and other charges	(79)	(70)	(9)	(133)	(158)	25
Earnings Before Income Taxes	$225	$480	$(255)	$1,066	$1,193	$(127)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2017	2016	2017	2016
	(in millions, except per share amounts)

Revenues	$14,827	$15,832	$44,758	$45,845
Cost of products sold	14,015	14,742	42,191	43,237
Gross profit	812	1,090	2,567	2,608
Selling, general, and administrative expenses	478	546	1,530	1,525
Asset impairment, exit, and restructuring costs	107	11	140	36
Equity in (earnings) losses of unconsolidated affiliates	(46)	2	(327)	(153)
Interest income	(27)	(23)	(75)	(68)
Interest expense	79	78	246	213
Other (income) expense - net	(4)	(4)	(13)	(138)
Earnings before income taxes	225	480	1,066	1,193
Income taxes	(30)	(136)	(256)	(331)
Net earnings including noncontrolling interests	195	344	810	862
Less: Net earnings (losses) attributable to noncontrolling interests	3	3	3	7
Net earnings attributable to ADM	$192	$341	$807	$855

Diluted earnings per common share	$0.34	$0.58	$1.41	$1.44

Average number of shares outstanding	569	589	574	593

Other (income) expense - net consists of:
(Gains) losses on sales of assets (a)	$(15)	$7	$(66)	$(117)
Loss on debt extinguishment (b)	11	—	11	—
Other - net (c)	—	(11)	42	(21)
	$(4)	$(4)	$(13)	$(138)

(a) Current period gains include gains related to the sale of the crop risk services business in Other and other individually insignificant disposals in Ag Services, Other, and Corporate partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business in Oilseeds. Prior period (gains) losses include gains related to realized contingent consideration from the sale of the Company’s equity investment in Gruma S.A.B de C.V. partially offset by loss on sale of assets in Ag Services, finalization of the gain on sale of the Company’s Brazilian sugar ethanol facilities in Corn, revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors in WFSI, a loss on sale of an equity investment in Corporate, and other individually insignificant disposals in Oilseeds and Other.

(b) Current period charge related to the early redemption of the $559 million notes due on March 15, 2018.

(c) Other - net in the current period includes provisions for contingent losses related to certain settlement items in Oilseeds and WFSI and foreign exchange losses. Other - net in the prior period includes foreign exchange gains and other income.

Summary of Financial Condition
(Unaudited)

	September 30, 2017	September 30, 2016
	(in millions)
Net Investment In
Cash and cash equivalents (b)	$518	$701
Short-term marketable securities (b)	261	256
Operating working capital (a)	7,229	7,328
Property, plant, and equipment	9,956	9,853
Investments in and advances to affiliates	4,972	4,497
Long-term marketable securities	207	462
Goodwill and other intangibles	3,939	3,852
Other non-current assets	755	646
	$27,837	$27,595
Financed By
Short-term debt (b)	$728	$207
Long-term debt, including current maturities (b)	6,608	6,866
Deferred liabilities	2,871	2,926
Temporary equity	53	40
Shareholders’ equity	17,577	17,556
	$27,837	$27,595

(a)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Nine months ended September 30
	2017	2016
	(in millions)
Operating Activities
Net earnings	$810	$862
Depreciation and amortization	684	678
Asset impairment charges	81	28
Gains on sales of assets	(66)	(117)
Other - net	91	110
Changes in operating assets and liabilities	555	(265)
Total Operating Activities	2,155	1,296

Investing Activities
Purchases of property, plant and equipment	(696)	(621)
Net assets of businesses acquired	(187)	(136)
Proceeds from sale of business/assets	172	104
Marketable securities - net	73	35
Other investing activities	(295)	(613)
Total Investing Activities	(933)	(1,231)

Financing Activities
Long-term debt borrowings	509	1,036
Long-term debt payments	(840)	(9)
Net borrowings (payments) under lines of credit	558	107
Share repurchases	(676)	(754)
Cash dividends	(544)	(528)
Other	4	14
Total Financing Activities	(989)	(134)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	233	(69)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	1,561	1,796
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$1,794	$1,727

Segment Operating Analysis
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2017	2016	2017	2016
	(in ‘000s metric tons)
Processed volumes
Oilseeds Processing	8,265	8,388	25,602	25,137
Corn Processing	5,621	5,794	16,851	16,623
Total processed volumes	13,886	14,182	42,453	41,760

	Quarter ended September 30		Nine months ended September 30
	2017	2016	2017	2016
	(in millions)
Revenues
Agricultural Services	$6,075	$6,960	$18,729	$19,827
Corn Processing	2,325	2,391	6,843	6,950
Oilseeds Processing	5,752	5,775	17,106	16,871
Wild Flavors and Specialty Ingredients	577	611	1,787	1,883
Other	98	95	293	314
Total revenues	$14,827	$15,832	$44,758	$45,845

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2017	2016	2017	2016
EPS (fully diluted) as reported	$0.34	$0.58	$1.41	$1.44
Adjustments:
LIFO charge (credit) (a)	—	(0.09)	—	0.02
(Gains) losses on sales of assets and businesses (b)	(0.02)	0.02	0.02	(0.15)
Asset impairment, restructuring, and settlement charges (c)	0.12	0.08	0.17	0.10
Loss on debt extinguishment (d)	0.01	—	0.01	—
Certain discrete tax adjustments (e)	—	—	0.01	—
Sub-total adjustments	0.11	0.01	0.21	(0.03)
Adjusted earnings per share	$0.45	$0.59	$1.62	$1.41

Memo: Hedge timing effects (gain) loss (f)	0.01	—	—	—
Adjusted EPS excluding timing effects	$0.46	$0.59	$1.62	$1.41

(a)
Current YTD changes in the Company’s LIFO reserves of $4 million pretax ($2 million after tax), respectively, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $85 million pretax ($53 million after tax), and $17 million pretax, ($11 million after tax), respectively, tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter gains of $12 million pretax ($10 million after tax) relate to an adjustment of the proceeds of the 2015 sale of the cocoa business and a gain on sale of asset, tax effected using the applicable tax rates. Current period YTD gain of $20 million pretax ($12 million loss after tax) related to the sale of the crop risk services business partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business, tax effected using the applicable tax rates. Prior quarter loss of $9 million pretax ($9 million after tax), related to a true-up adjustment of the Q2’16 gain on the sale of the Company’s Brazilian sugar ethanol facilities and loss on sale of an equity investment. Prior period YTD gain of $109 million pretax ($92 million after tax), primarily related to recovery of loss provisions and gain related to the sale of the Company’s Brazilian sugar ethanol facilities, realized contingent consideration on the sale of the Company’s equity investment in Gruma S.A. de C.V. in December 2012, and revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors, partially offset by a loss on sale of assets and a loss on sale of an equity investment, tax effected using the applicable tax rates.

(c)
Current quarter charges of $107 million pretax ($69 million after tax) primarily consisted of asset impairments related to the reconfiguration of the Company’s Peoria, Illinois ethanol complex and restructuring charges related to the reduction of certain positions within the Company’s global workforce, tax effected using the applicable tax rates. Current period YTD charges of $145 million pretax ($98 million after tax) primarily consisted of asset impairments related to the reconfiguration of the Company’s Peoria, Illinois ethanol complex, restructuring charges related to the reduction of certain positions within the Company’s global workforce, and several individually insignificant asset impairments, restructuring charges, and a settlement charge, tax effected using the applicable tax rates. Prior quarter and YTD charges of $73 million pretax ($48 million after tax) and $98 million pretax ($64 million after tax), respectively, primarily related to legal fees and settlement, impairment of certain long-lived assets and investments, and restructuring charges, tax effected using the applicable tax rates

(d)	Debt extinguishment charge of $11 million pretax ($7 million after tax) related to the early redemption of the Company’s $559 million notes due on March 15, 2018.

(e)	Certain discrete tax adjustments unrelated to current period earnings related to valuation allowances totaling $4 million.

(f)	Current quarter timing effect losses of $5 million pretax ($3 million after tax), respectively, tax effected using the Company's U.S. income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on EPS as reported of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be an alternative to EPS as reported, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item and timing effect.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2016	Mar. 31, 2017	June 30, 2017	Sep. 30, 2017	Sep. 30, 2017

Net earnings attributable to ADM	$424	$339	$276	$192	$1,231
Adjustments:
Interest expense	80	81	86	79	326
LIFO	2	(13)	9	—	(2)
Other adjustments	(19)	10	20	106	117
Total adjustments	63	78	115	185	441
Tax on adjustments	(2)	(24)	(13)	(70)	(109)
Net adjustments	61	54	102	115	332
Total Adjusted ROIC Earnings	$485	$393	$378	$307	$1,563

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2016	Mar. 31, 2017	June 30, 2017	Sep. 30, 2017	Quarter Average

Equity (1)	$17,173	$17,121	$17,411	$17,570	$17,319
+ Interest-bearing liabilities (2)	6,931	7,207	6,980	7,336	7,114
+ LIFO adjustment (net of tax)	47	39	44	44	44
Other adjustments	10	12	43	66	33
Total Adjusted Invested Capital	$24,161	$24,379	$24,478	$25,016	$24,510

Adjusted Return on Invested Capital					6.4%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.